^DOCNUM^

*      Application to be filed with the Securities and Exchange
       Commission, pursuant to Exchange Act Rule 24b-2, for confidential treatment of certain portions of this exhibit.


                    AMENDMENT NO. 1 TO BAREBOAT CHARTER PARTY

       Amendment No. 1 (this "Amendment") made the 1st day of September, 1995 by M.V. President Kennedy, Ltd. ("Owner") and American President Lines, Ltd. ("Charterer")

       WHEREAS, M.V. Kennedy, Ltd., a Delaware corporation, as Owner, and American President Lines, Ltd., as Charterer, entered into that certain Bareboat Charter Party dated May 19, 1995 (the "Charter") relating to the vessel known as "APL CHINA; and

       WHEREAS, the Charter was assigned by Owner to Kreditanstalt fur Wiederaufbau, a public law company incorporated in the Federal Republic of Germany ("the Assignee") pursuant to the APL China Charter Assignment dated May 19, 1995.

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Charter as follows:

       1. Section 2(b) the Charter is amended with effect commencing May 19, 1995 by deleting it in its entirety and by substituting the following therefor:

       (b) Subject to the provisions of Section 24(b)(i) hereof, Charter hire ("Charter Hire") shall, subject to the provisions of this
Section 2(b), be paid by Charterer to, or for the account of, Owner in the following two components: (i) "Basic Hire" consisting of (x) principal and interest due with respect to the Subportion relating to the Vessel from the Borrower to the Agent pursuant to Sections 3, 4, 5, 6 and 12 of the Loan Agreement, and the HDW Notes related to such Subportion issued by Owner pursuant to Section 4 of the Loan Agreement, at the times and places, in the manner and to the parties set forth in said sections and such Notes, including without limitation the provisions of Section
3.05 with respect to *, Section 3.08 with respect to default interest,
Section 5.03 with respect to *, and Section 5.04 with respect to prepayment and (y) all indemnity payments required under Section 11 of the Loan Agreement when due and payable, and (ii) "Additional Charter Hire" payable semi-annually at the time of payment of Basic Hire for such semi-annual period calculated at the rate of * ; provided that (A), if Basic Hire exceeds Additional Charter Hire for any such semi-annual period no Additional Charter Hire shall be payable for such period and
(B), if Additional Charter Hire exceeds Basic Charter Hire for any such semiannual period, Additional Charter Hire shall be payable in an amount equal to the difference between Basic Hire and the amount of Additional Charter Hire for such period; provided further, that Charter Hire shall always be in an amount sufficient to cover Basic Hire and Supplemental Charter Hire.

       2. Except as amended hereby, the terms and provisions of the Charter remain in full force and effect.

       IN WITNESS WHEREOF, Owner and Charterer have caused this Amendment to be duly executed as of the day and year first above written.

                                             M.V. PRESIDENT KENNEDY, LTD.,



                                             By:/s/ Peter A.V. Huegel
                                                Name: Peter A.V. Huegel
                                                Title: Vice President


                                             AMERICAN PRESIDENT LINES, LTD.,
                                             as Charterer



                                             By:/s/ Thomas R. Meier
                                                Name: Thomas R. Meier
                                                Title: Assistant Treasurer


Consented to:

KREDITANSTALT FUR WIEDERAUFBAU



By:Ron Franklin
   Its: Attorney-in-Fact


                         CONSENT TO AMENDMENT TO CHARTER

       Reference is made to that certain Bareboat Charter Party (the "Charter") dated May 19,1995 between M.V. President Kennedy, Ltd., a Delaware corporation, as owner, and American President Lines, Ltd., a Delaware corporation, as charterer which was assigned to Kreditanstalt fYr Wiederaufbau (the "Assignee") pursuant to that certain APL Charter Assignment between M.V. President Kennedy, Ltd. dated May 19, 1995 (the "Assignment").

       Pursuant to Section 2(f) of the Assignment, the Assignee hereby consents to Amendment No. 1 to Bareboat Charter Party in the form annexed hereto as Exhibit A.

Dated this 1st day of September, 1995.


                                             KREDITANSTALT FUR WIEDERAUFBAU,
                                             as Assignee



                                             By: /s/ Ron Franklin
                                                 Name: Ron Franklin
                                                 Title: Attorney-in-Fact